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                                                                   Exhibit 14(c)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of our report dated December 17, 2002, relating to the statement of changes in net assets for the year ended October 31, 2002 and the financial highlights for each of the periods then ended of MainStay Balanced Fund (formerly Balanced Fund, a series of Eclipse Funds).




/s/ PricewaterhouseCoopers LLP

New York, New York
December 3, 2004